Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Continucare Corporation Amended and Restated 2000 Stock Option Plan, of our report dated September 22, 2004, with respect to the consolidated financial statements of Continucare Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

West Palm Beach, Florida
September 22, 2004